CATELLUS ANNOUNCES PRELIMINARY RESULTS OF STOCKHOLDER ELECTIONS
San Francisco, California and Denver, Colorado, September 14, 2005 – Catellus Development Corporation (NYSE: CDX), a leading real estate development company, announced today that Computershare, the exchange agent in connection with its proposed merger with a subsidiary of ProLogis (NYSE: PLD), has reported the following preliminary results relating to the cash and share elections by Catellus stockholders following the expiration of the election period, which expired on Tuesday, September 13, 2005. Tabulation of the elections remains subject to final confirmation and the determination of the extent to which the elections made by guarantee of delivery are non-duplicative and ultimately valid.
Catellus stockholders were permitted to make elections as to whether they would receive either $33.81 in cash, without interest, or 0.822 of a ProLogis common share for every share of Catellus common stock owned. Catellus stockholder elections will be prorated and reallocated, if necessary, such that the total merger consideration is fixed at about 65% ProLogis common shares and about 35% cash. It is expected that final details on the allocation of share and cash consideration will be provided on or around September 20, 2005.
Cash Elections: Elections to receive $33.81 in cash, without interest, for each share of Catellus common stock were made with respect to 7,847,997 shares of Catellus common stock, including 79,401 shares that remain subject to outstanding guarantees of delivery.
Share Elections: Elections to receive 0.822 of a share of ProLogis common stock for each share of Catellus common stock were made with respect to 95,602,116 shares of Catellus, including 24,656,845 shares that remain subject to outstanding guarantees of delivery.
Non-Elections: No election or a no preference election was made with respect to 259,637 shares of Catellus common stock.
Based on preliminary election results and applying the proration and reallocation provisions provided for in the merger agreement, the merger consideration currently estimated to be paid to Catellus stockholders is as follows:
Cash Elections: Catellus stockholders who validly elected to receive cash are expected to receive $33.81 in cash, without interest, for every share of Catellus common stock with respect to which that cash election was made;
Share Elections: Catellus stockholders who validly elected to receive ProLogis common shares are expected to receive 0.822 of a ProLogis common share for approximately 70.2% of their shares of Catellus common stock and $33.81 in cash, without interest, for approximately 29.8% of their shares of Catellus common stock with respect to which that share election was made; and

Non-Elections: Catellus stockholders who did not make a valid election or who did not indicate a preference as to the form of merger consideration are expected to receive $33.81 in cash, without interest, for each of their shares of Catellus common stock.
Fractional shares of ProLogis will not be issued in the merger. In lieu thereof, Catellus stockholders entitled to receive a fraction of a ProLogis common share will receive cash based on the average closing price of a ProLogis common share on the New York Stock Exchange for the 10 trading days immediately preceding the effective time of the merger.
About ProLogis
ProLogis is a leading provider of distribution facilities and services with 321.3 million square feet (29.9 million square meters) in 2,079 distribution facilities owned, managed and under development in 76 markets in North America, Europe and Asia. ProLogis continues to expand the industry’s first and largest global network of distribution facilities with the objective of building shareholder value. The company expects to achieve this through the ProLogis Operating System® and its commitment to be ‘The Global Distribution Solution’ for its customers, providing exceptional facilities and services to meet their expansion and reconfiguration needs.
About Catellus
Catellus Development Corporation is a publicly traded real estate development company that began operating as a real estate investment trust effective January 1, 2004. The company owns and operates approximately 41.1 million square feet of predominantly industrial property in many of the country’s major distribution centers and transportation corridors. Catellus’ principal objective is sustainable, long-term growth in shareholder value, which it seeks to achieve by applying its strategic resources: a lower-risk/higher-return rental portfolio, a focus on expanding that portfolio through development, and the deployment of its proven land development skills to select opportunities where it can generate profits to recycle back into its core business.

Contact Information
For Catellus:
Investor Relations and Media	Analysts
Margan Mitchell	Minnie Wright
415-974-4616	415-974-4649
margan_mitchell@catellus.com	minnie_wright@catellus.com

Contact Information
For ProLogis:
Investor Relations	Media
Melissa Marsden	Rick Roth
303-576-2622	303-576-2641
mmarsden@prologis.com	rroth@prologis.com
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Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities laws. Because these statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis and Catellus operate, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact financial results. Forward-looking statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict. Actual operating results may be affected by changes in general economic conditions; increased or unanticipated competitive market conditions; changes in financial markets, interest rates and foreign currency exchange rates that could adversely affect cost of capital, ability to meet financing needs and obligations and results of operations; the availability of private capital; geopolitical concerns and uncertainties and therefore, may differ materially from what is expressed or forecasted in this press release. For a discussion of factors that could affect financial condition and results of operations, refer to “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Risk Factors” in ProLogis’ Annual Report on Form 10-K/A #1 and Catellus’ Annual Report on Form 10-K for the year ended December 31, 2004.
NOTE TO INVESTORS
ProLogis and Catellus have filed a joint proxy statement/prospectus and other documents regarding the proposed merger described in this communication with the Securities and Exchange Commission (SEC). Investors and shareholders of both companies are urged to read the joint proxy statement/prospectus because it contains important information about ProLogis, Catellus, the combined company and the proposed merger. A joint proxy statement/prospectus has been sent to shareholders of ProLogis and Catellus seeking their approval of the transaction. Investors and shareholders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by ProLogis and Catellus with the SEC at the SEC’s website at www.sec.gov. The joint proxy statement/prospectus and other relevant documents may also be obtained free of cost by directing a request to ProLogis, 14100 E. 35th Place, Aurora, Colorado, 80011, attention: Investor Relations (telephone 303-576-2745) or Catellus Development Corporation, 201 Mission Street, 2nd Floor, San Francisco, California, 94105, attention: Investor Relations (telephone 415-974-3781).
ProLogis and Catellus and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of ProLogis and Catellus in connection with the merger. Information about ProLogis and Catellus and their respective directors and officers can be found in the companies’ respective Proxy Statements and Annual Reports on Form 10-K, as amended, filed with the SEC. Additional information regarding the interests of those persons in the proposed merger may be obtained by reading the joint proxy statement/prospectus.